INVESTAR®

NASDAQ: ISTR

Q2 2024 Investor Presentation

INVESTAR®
HOLDING CORPORATION

Cautionary Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Investar's current views with respect to, among other things, future events and financial performance. Investar generally identifies forward-looking statements by terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "could," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based on the historical performance of Investar and its subsidiaries or on Investar's current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by Investar that the future plans, estimates or expectations by Investar will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to Investar's operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if Investar's underlying assumptions prove to be incorrect, Investar's actual results may vary materially from those indicated in these statements. Investar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. These factors include, but are not limited to, the following, any one or more of which could materially affect the outcome of future events: (1) the significant risks and uncertainties for our business, results of operations and financial condition, as well as our regulatory capital and liquidity ratios and other regulatory requirements caused by business and economic conditions generally and in the financial services industry in particular, whether nationally, regionally or in the markets in which we operate; (2) changes in inflation, interest rates, yield curves and interest rate spread relationships that affect our loan and deposit pricing; (3) our ability to continue to successfully execute the pivot of our near-term strategy from primarily a growth strategy to a strategy primarily focused on consistent, quality earnings through the optimization of our balance sheet, and our ability to successfully execute a long-term growth strategy; (4) our ability to achieve organic loan and deposit growth, and the composition of that growth; (5) a reduction in liquidity, including as a result of a reduction in the amount of deposits we hold or other sources of liquidity, which may be caused by, among other things, disruptions in the banking industry similar to those that occurred in early 2023 that caused bank depositors to move uninsured deposits to other banks or alternative investments outside the banking industry; (6) our ability to identify and enter into agreements to combine with attractive acquisition candidates, finance acquisitions, complete acquisitions after definitive agreements are entered into, and successfully integrate and grow acquired operations; (7) our adoption on January 1, 2023 of ASU 2016-13, and inaccuracy of the assumptions and estimates we make in establishing reserves for credit losses and other estimates; (8) changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers; (9) changes in the quality and composition of, and changes in unrealized losses in, our investment portfolio, including whether we may have to sell securities before their recovery of amortized cost basis and realize losses; (10) the extent of continuing client demand for the high level of personalized service that is a key element of our banking approach as well as our ability to execute our strategy generally; (11) our dependence on our management team, and our ability to attract and retain qualified personnel; (12) the concentration of our business within our geographic areas of operation in Louisiana, Texas and Alabama; (13) increasing costs of complying with new and potential future regulations; (14) new or increasing geopolitical tensions, including resulting from wars in Ukraine and Israel and surrounding areas; (15) the emergence or worsening of widespread public health challenges or pandemics including COVID-19; (16) concentration of credit exposure; (17) any deterioration in asset quality and higher loan charge-offs, and the time and effort necessary to resolve problem assets; (18) fluctuations in the price of oil and natural gas; (19) data processing system failures and errors; (20) risks associated with our digital transformation process, including increased risks of cyberattacks and other security breaches and challenges associated with addressing the increased prevalence of artificial intelligence; (21) risks of losses resulting from increased fraud attacks against us and others in the financial services industry; (22) potential impairment of our goodwill and other intangible assets; (23) our potential growth, including our entrance or expansion into new markets, and the need for sufficient capital to support that growth; (24) the impact of litigation and other legal proceedings to which we become subject; (25) competitive pressures in the commercial finance, retail banking, mortgage lending and consumer finance industries, as well as the financial resources of, and products offered by, competitors; (26) the impact of changes in laws and regulations applicable to us, including banking, securities and tax laws and regulations and accounting standards, as well as changes in the interpretation of such laws and regulations by our regulators; (27) changes in the scope and costs of FDIC insurance and other coverages; (28) governmental monetary and fiscal policies; and (29) hurricanes, tropical storms, tropical depressions, floods, winter storms, droughts and other adverse weather events, all of which have affected Investar's market areas from time to time; other natural disasters; oil spills and other man-made disasters; acts of terrorism; other international or domestic calamities; acts of God; and other matters beyond our control.

These factors should not be construed as exhaustive. Additional information on these and other risk factors can be found in Part I Item 1A. "Risk Factors" and in the "Special Note Regarding Forward-Looking Statements" in Part II Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Investar's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC

Non-GAAP Financial Measures

This presentation contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America, or GAAP. These measures and ratios include "tangible common equity," "tangible assets," "tangible equity to tangible assets," "tangible book value per common share," "core noninterest income," "core earnings before noninterest expense," "core noninterest expense," "core earnings before income tax expense," "core income tax expense," "core earnings," "core efficiency ratio," "core return on average assets," "core return on average equity," "core basic earnings per share," and "core diluted earnings per share." We also present certain average loan, yield, net interest income and net interest margin data adjusted to show the effects of excluding interest recoveries and interest income accretion from the acquisition of loans. Management believes these non-GAAP financial measures provide information useful to investors in understanding Investar's financial results, and Investar believes that its presentation, together with the accompanying reconciliations, provide a more complete understanding of factors and trends affecting Investar's business and allow investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Investar strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. Reconciliation of the non-GAAP financial measures disclosed in this presentation to the comparable GAAP financial measures are included in the appendix.

Our Company

Investar Holding Corp. is the Bank Holding Company for Investar Bank

- Headquartered in Baton Rouge, LA
- Founded in 2006
- Full service, commercially-oriented community bank
- 28 branches across Alabama, Louisiana and Texas
- Initial public offering and Nasdaq listing in 2014
- Completed 7 whole bank acquisitions and 1 branch transaction
- 43 consecutive quarters of dividends paid; 9 consecutive years of dividend growth

Mission

Investar is a dynamic full service community bank focused on relationships that create value and opportunities for our customers, employees, shareholders and the community served



Execution of Strategic Initiatives – 2nd Quarter 2024

Balance Sheet Optimization and Capital

- We are continuing to focus on consistent, quality earnings through the optimization and right-sizing of the balance sheet.
- As a result of the right-sizing of our balance sheet, we recognized the benefit of a $0.4 million negative provision for credit losses.
- Net interest margin improved to 2.62% for the 2nd quarter of 2024 compared to 2.59% for the 1st quarter of 2024. Exclusive of interest income accretion from the acquisition of loans and interest recoveries, adjusted net interest margin[1] improved to 2.61% for the 2nd quarter of 2024, compared to 2.59% for the 1st quarter of 2024.
- Variable-rate loans as a percentage of total loans was 30% at June 30, 2024 compared to 28% at March 31, 2024. During the 2nd quarter we originated or renewed loans, 80% of which were variable-rate loans, at an 8.6% blended interest rate.
- We exited the consumer mortgage loan origination business during the 3rd quarter of 2023. The consumer mortgage portfolio decreased $6.8 million, or 2.6%, to $252.3 million at June 30, 2024 compared to $259.1 million at March 31, 2024.
- We refinanced all of our borrowings under the Federal Reserve's Bank Term Funding Program ("BTFP") during the 1st quarter of 2024. At June 30, 2024, outstanding borrowings under the BTFP were $229.0 million with a weighted average rate of 4.76%.
- Remained focused on building capital levels through organic earnings coupled with strategic management of the balance sheet, including a disciplined pace of share repurchases. We repurchased 6,096 shares during the 2nd quarter at an average price of $15.25 per share.

Credit Quality

- Nonperforming assets to total assets was 0.30% at June 30, 2024 compared to 0.36% March 31, 2024. The allowance for credit losses to nonperforming loans was 576.4% at June 30, 2024 compared to 515.4% at March 31, 2024.
- We continued to originate high quality loans and allow higher risk credit relationships to run off.

Expense Control and Efficiency

- Despite inflationary pressures, expenses are closely monitored and remain well-controlled. Noninterest expense increased $0.2 million to $15.5 million for the 2nd quarter of 2024 compared to $15.3 million for the 1st quarter of 2024, and core noninterest expense[1] increased $0.5 million to $15.8 million for the 2nd quarter of 2024 compared to $15.3 million for the 1st quarter of 2024. The increase in core noninterest expense is primarily due to investment in people including with an emphasis on our Texas markets to remix and strengthen our balance sheet.
- We are continuing to execute on our digital transformation and evaluating opportunities to optimize our physical branch and ATM footprint.

[1] Non-GAAP financial measure; please see appendix for additional details

Financial Overview – 2nd Quarter 2024

Highlights

- Recorded quarterly net income of $4.1 million in the 2nd quarter of 2024.
- Net interest margin improved to 2.62% for the quarter ended June 30, 2024 compared to 2.59% for the quarter ended March 31, 2024.
- Repurchased $5.0 million in principal amount of our 5.125% Fixed-to-Floating Rate Subordinated Notes due 2029 and $2.0 million of our 5.125% Fixed-to-Floating Rate Subordinated Notes due 2032 and recognized a gain on early extinguishment of subordinated debt of $0.3 million.
- Repurchased 6,096 shares during the 2nd quarter of 2024 at an average price of $15.25.

Liquidity

- Beginning in the 2nd quarter of 2023, the Bank began utilizing the BTFP to secure fixed rate funding for up to a one-year term and reduce short-term Federal Home Loan Bank ("FHLB") advances, which are priced daily. The Bank utilized this source of funding due to its lower rate as compared to FHLB advances, the ability to prepay the obligations without penalty, and as a means to lock in funding.
- At June 30, 2024, we held $69.7 million of cash and cash equivalents and maintained approximately $820.8 million of available funding from FHLB advances and unsecured lines of credit with correspondent banks. Cash and cash equivalents and available funding represent 124% of uninsured deposits of $720.2 million at June 30, 2024.

Loans and Credit Quality

- Consistent with our strategy of optimizing the balance sheet, total loans decreased $13.8 million, or 0.6%, to $2.17 billion at June 30, 2024 compared to $2.18 billion at March 31, 2024.
- Nonperforming loans improved to 0.23% of total loans at June 30, 2024 compared to 0.26% March 31, 2024.
- Variable-rate loans as a percentage of total loans improved to 30% at June 30, 2024 compared to 28% at March 31, 2024. Variable-rate loans as a percentage of loan originations and renewals was 80% for the quarter ended June 30, 2024.

2nd Quarter Results	
Balance Sheet (in millions)	
Assets	$ 2,788
Net Loans	$ 2,138
Deposits	$ 2,210
Equity	$ 230
Holding Company Capital	
TCE/TA[1]	6.85%
Tier 1 Leverage Capital	8.81%
Common Equity Tier 1 Capital	10.02%
Tier 1 Capital	10.42%
Total Capital	13.16%
Profitability (dollars in thousands)	
Net Interest Margin	2.62%
ROAA	0.59%
ROAE	7.17%
Net Income	$ 4,057
Pre-Tax, Pre-Provision Income[1]	$ 4,471
Per Share Information	
Tangible Book Value[1]	$ 19.15
Earnings (Diluted)	$ 0.41
Dividends	$ 0.10

[1] Non-GAAP financial measure; please see appendix for additional details

Leadership Team



John J. D'Angelo, President and Chief Executive Officer

Mr. D'Angelo has been the President and Chief Executive Officer of the Company since our organization as a bank holding company in 2013. He has also served as the Bank's President and Chief Executive Officer since its organization in 2006. Prior to Investar Bank's organization, Mr. D'Angelo was manager of the private banking, small business banking, construction lending, brokerage and trust areas of Hibernia National Bank (the predecessor to Capital One Bank, N.A.) for more than six years in the East Baton Rouge Parish, Louisiana, market. From 1996 to 2005, Mr. D'Angelo was president and director of Aegis Lending Corporation, a company with lending operations in 46 states and the District of Columbia.



John R. Campbell, Executive VP and Chief Financial Officer

Mr. Campbell joined the Bank in January 2023 as the Chief Financial Officer. Prior to joining the Bank, he served as the Director of Accounting and Corporate Controller for Laitram LLC, a global manufacturing company. Prior to joining Laitram LLC in 2005, Mr. Campbell served in corporate treasury, accounting and financial reporting, portfolio management, and lending roles for Hibernia National Bank for over ten years. Mr. Campbell also spent four years as an auditor with Ernst & Young LLP serving both public and privately-held clients in a variety of industries, including financial services. He has a Bachelor of Science in Finance from Louisiana State University and is a licensed Certified Public Accountant.



Jeffrey W. Martin, Executive VP and Chief Credit Officer

Mr. Martin joined the Bank in April 2020 as the Business Banking Director. In October 2021, he assumed the role of Chief Credit Officer. Prior to joining the Bank, he served as a Commercial Banking Executive for Regions Bank. He has over 30 years of banking experience, including senior roles in credit risk management, special assets, business development strategy and commercial banking.



Linda M. Crochet, Executive VP and Chief Operating Officer

Ms. Crochet joined the Bank in January 2019 as the Greater Baton Rouge Loan Portfolio President. In October 2021, she assumed the role of Chief Operations Officer of the Company and the Bank. Prior to joining the Bank, Ms. Crochet served as Senior Director of Credit Process and Technology within the Credit Risk Management department of Capital One Bank from 2005 to 2018. Ms. Crochet also spent 21 years at Hibernia National Bank, which was acquired by Capital One Bank in 2005, in various roles that include credit underwriting, credit policy, lending, and investor relations.

Corporate Culture

VALUES

Integrity
Neighborly
Visionary
Empowerment
Star Service
Team Focused
Accountable
Responsive

MISSION

INVESTAR IS
a dynamic full service community bank focused on relationships that create value and opportunities for our customers, employees, shareholders and the community served

Creating Shareholder Value

Tangible Book Value Per Share[1]


5.3% TBV / Share (Ex. AOCI)[1]
GROWTH CAGR[2]
2019 – 2024Q2
TBV per Share[1] ($)
$24.00
$22.00
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$18.79
$18.62
$19.89
$19.72
$19.20
$19.08
$17.43
$22.37
$18.92
$23.55
$19.15
$24.14
2019
2020
2021
2022
2023
2024Q2
TBV/Share
TBV/Share (excl. AOCI)

INVESTAR HOLDING CORPORATION

[1] *Non-GAAP financial measure; please see appendix for additional details*
[2] *Abbreviation for Compound Annual Growth Rate – for the period beginning December 31, 2019 and ending June 30,2024*

Dividend History



$0.45
$0.40
$0.35
$0.30
$0.25
$0.20
$0.15
$0.10
$0.05
$-
31% CAGR
2014¹
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024²

[1] Annualized based on 3rd quarter 2014 dividend of $0.0068 plus 4th quarter 2014 dividend of $0.007
[2] Annualized based on 2nd quarter 2024 dividend of $0.10

Recent GAAP Earnings Performance

Net Income ($000)



$6,547
$2,781
$3,538
$4,707
$4,057
2023Q2
2023Q3
2023Q4
2024Q1
2024Q2

Earnings Per Share (Diluted)



$0.67
$0.28
$0.36
$0.48
$0.41
2023Q2
2023Q3
2023Q4
2024Q1
2024Q2

ROAA (%)



0.96
0.40
0.50
0.68
0.59
2023Q2
2023Q3
2023Q4
2024Q1
2024Q2

Net Interest Margin (%)



2.82
2.66
2.72
2.59
2.62
2023Q2
2023Q3
2023Q4
2024Q1
2024Q2

Recent Core Earnings Performance

Core Earnings ($000)[1]


$6,616
$3,259
$3,833
$4,273
$3,567
2023Q2
2023Q3
2023Q4
2024Q1
2024Q2

Core Earnings Per Share (Diluted)[1]


$0.67
$0.33
$0.39
$0.43
$0.36
2023Q2
2023Q3
2023Q4
2024Q1
2024Q2

Core ROAA (%)[1]


0.97
0.47
0.54
0.61
0.52
2023Q2
2023Q3
2023Q4
2024Q1
2024Q2

Core Efficiency Ratio (%)[1]


74.21
79.98
74.85
78.81
80.24
2023Q2
2023Q3
2023Q4
2024Q1
2024Q2

INVESTAR HOLDING CORPORATION

[1] Non-GAAP financial measure; please see the appendix for additional details

Returns to Shareholders

Shares Repurchased (%)[1]



3.79%
5.89%
3.39%
5.02%
2.25%
0.17%
2019
2020
2021
2022
2023
YTD2024

- In July 2023, the Board of Directors authorized an additional 350,000 shares for repurchase under our stock repurchase program.
- Repurchased 6,096 shares during the 2nd quarter at an average price of $15.25 and 16,621 shares YTD at an average price of $15.85.
- QTD and YTD purchases represent discounts to tangible book value of 20% and 17%, respectively, as of June 30, 2024.

Dollars Returned to Shareholders ($000)



$10,493
$2,167
$8,326
$13,798
$2,686
$11,112
$10,015
$3,090
$6,925
$14,092
$3,552
$10,540
$6,870
$3,844
$3,026
$2,224
$1,957
$267
2019
2020
2021
2022
2023
YTD2024
Cash Paid to Repurchase Shares
Dividends Paid on Common Stock

- Since the inception of the stock repurchase program in 2015, the Company has paid $48.0 million to repurchase 2,552,355 shares at an average price of $18.80.
- The repurchase program is complemented by our ongoing quarterly shareholder dividend, which has increased at 31% per annum since our initial public offering to $0.10 per share.

INVESTAR HOLDING CORPORATION

[1] Represents shares repurchased in period stated divided by common shares outstanding at prior period end.

Continued Execution of Acquisition Strategy

Investar Has Completed 7 Whole Bank Acquisitions and 1 Branch Transaction


2011
South LA
Business Bank (LA)
2013
First Community
Bank (LA)
2017
BOJ Bancshares (LA)
2017
Citizens
Bancshares (LA)
2019
Bank of York (AL)
2019
Mainland Bank (TX)
2020
PlainsCapital Bank
Branches (TX)
2021
Cheaha Financial
Group (AL)
Total Assets:
$2.8 Billion

INVESTAR HOLDING CORPORATION

Investment Portfolio – 2nd Quarter 2024

Available-for-Sale (Dollars in thousands)	Book Value	Gain (Loss)	Fair Value
U.S. Governmental Securities	$ 16,240	$ (329)	$ 15,911
State and Political Subdivisions	15,801	(2,156)	13,645
Corporate Bonds	28,361	(3,233)	25,128
Residential Mortgage-backed Securities	266,495	(47,649)	218,846
Commercial Mortgage-backed Securities	72,057	(8,971)	63,086
Total	$ 398,954	$ (62,338)	$ 336,616

Available-for-Sale Portfolio Characteristics	
Weighted average modified duration	5.5 years
Current tax-equivalent yield	2.80%

Held-to-Maturity (Dollars in thousands)	Book Value	Gain (Loss)	Fair Value
Residential Mortgage-backed Securities	$ 2,111	$ (242)	$ 1,869
State and Political Subdivisions	16,346	246	16,592
Total	$ 18,457	$ 4	$ 18,461

Held-to-Maturity Portfolio Characteristics	
Weighted average modified duration	7.6 years
Current tax-equivalent yield	5.28%

Total Effective Duration: 5.8 years


Commercial Mortgage-backed Securities 19%
U.S. Governmental Securities 5%
State and Political Subdivisions 4%
Corporate Bonds 7%
Residential Mortgage-backed Securities 65%


Residential Mortgage-backed Securities 10%
State and Political Subdivisions 90%

Investment Portfolio – Principal Cash Flows

~$64 Million Maturing by Q4 2025



$9.4
$9.2
$10.5
$14.1
$10.7
$9.9
2%
4%
7%
10%
13%
15%
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Cashflow ($ in millions)
Cumulative Principal Return (%)

Loan Portfolio – 2nd Quarter 2024

- Consistent with our strategy to optimize the balance sheet, total loans decreased $13.8 million, or 0.6%, to $2.17 billion at June 30, 2024 compared to $2.18 billion at March 31, 2024.
- Loan yield increased to 5.96% for the 2nd quarter of 2024 compared to 5.89% for the 1st quarter of 2024. Exclusive of interest income accretion from the acquisition of loans and interest recoveries, adjusted loan yield[1] improved to 5.95% for the 2nd quarter of 2024 compared to 5.88% for the 1st quarter of 2024.
- Variable-rate loans as a percentage of total loans improved to 30% at June 30, 2024 compared to 28% at March 31, 2024. Variable-rate loans as a percentage of loan originations and renewals was 80% for the quarter ended June 30, 2024.


Consumer 0.5%
Construction & Development 8.2%
1-4 Family 19.1%
Multifamily 4.8%
Farmland 0.4%
Owner-Occupied Commercial Real Estate 20.9%
Nonowner-Occupied Commercial Real Estate 22.6%
Commercial & Industrial 23.5%

	Loan Portfolio Detail - Quarterly Lookback							
(Dollars in thousands)	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024
Construction & Development	$ 220,609	$ 201,633	$ 210,274	$ 197,850	$ 211,390	$ 190,371	$ 173,511	$ 177,840
1-4 Family	391,857	401,377	401,329	414,380	415,162	413,786	414,480	414,756
Multifamily	57,306	81,812	80,980	80,424	102,974	105,946	105,124	104,269
Farmland	14,202	12,877	10,731	8,434	8,259	7,651	7,539	7,542
Owner-Occupied Commercial Real Estate	445,671	445,148	433,585	441,393	440,208	449,610	453,414	453,456
Nonowner-Occupied Commercial Real Estate	464,520	513,095	533,572	530,820	501,649	488,098	495,844	489,984
Commercial & Industrial	397,759	435,093	425,093	399,488	411,290	543,421	518,969	507,822
Consumer	13,753	13,732	13,480	12,074	12,090	11,736	11,697	11,090
Total Loans	$ 2,005,677	$ 2,104,767	$ 2,109,044	$ 2,084,863	$ 2,103,022	$ 2,210,619	$ 2,180,578	$ 2,166,759

INVESTAR HOLDING CORPORATION

[1] *Non-GAAP financial measure; please see appendix for additional details*

CRE Portfolio Overview



Farmland
1%
Healthcare
9%
Warehouse
6%
Wholesale Trade
4%
Multi-family
10%
Office
10%
Retail
16%
Professional, Manufacturing & Other
44%
$1.1B

Portfolio Characteristics June 30, 2024	
% of Total Portfolio	48.7%
Owner-Occupied as % of CRE Portfolio	42.9%
Nonowner-Occupied Office as a % of Total Portfolio	4.7%
Average Loan Size	$963K

Note: CRE portfolio is inclusive of multifamily and farmland loans

C&I Portfolio Overview

By Collateral Type


Attorney Cases
10%
Other
10%
Unsecured
6%
Equipment
10%
Cash/Brokerage
Secured
9%
Marine
12%
Accounts Receivable
43%
$421M

By Industry


Transportation &
Warehousing
13%
Professional
(Scientific & Tech)
12%
Construction
6%
Other
26%
Finance & Insurance
43%
$421M

Portfolio Characteristics June 30, 2024	
% of Total Portfolio	19.4%
Average Loan Size	$110K

Note: C&I portfolio excludes public finance loans

Construction & Development Portfolio Overview



1-4 Family Development/Builder Lots 14%
1-4 Family Construction - Consumer 2%
1-4 Family Construction - Builder 28%
Lot/Raw Land - Consumer 2%
Multifamily 2%
Commercial Land & Construction 52%
$178M

Portfolio Characteristics June 30, 2024	
% of Total Portfolio	8.2%
Average Loan Size	$610K

Consumer Portfolio Overview



Unsecured
13%
Miscellaneous
1%
Auto
29%
$11M
CD/Savings Secured
45%
Recreational
12%

Portfolio Characteristics June 30, 2024	
% of Total Portfolio	0.5%
Average Loan Size	$11K

Note: Since exiting the indirect auto loan origination business at the end of 2015, the Bank has experienced decreased loan sales and has ceased originations of consumer loans held for sale.

Allowance for Credit Losses

Allowance for Credit Losses / Total Loans (%)



1.09
1.11
1.16
1.38
1.32
2020
2021
2022
2023
2024Q2

(Dollars in thousands)	For the Year Ended 12/31/2020	12/31/2021	12/31/2022	12/31/2023	For the Six Months Ended 6/30/2024
Allowance for Credit Losses					
Allowance for Credit Losses - Beginning	$ 10,700	$ 20,363	$ 20,859	$ 24,364	$ 30,540
ASC Topic 326 adoption impact[1]	-	-	-	5,865	-
Provision for credit losses on loans	11,160	22,885	2,922	(1,964)	(1,709)
Charge-offs & Adj.	(1,754)	(22,636)	(633)	(742)	(377)
Recoveries	257	247	1,216	3,017	166
Allowance for Credit Losses - Ending	$ 20,363	$ 20,859	$ 24,364	$ 30,540	$ 28,620

[1] Investar adopted the Current Expected Credit Loss accounting standard on January 1, 2023. Upon adoption, Investar recorded a one-time, cumulative effect adjustment to increase the allowance for credit losses by $5.9 million and reduce retained earnings, net of tax, by $4.3 million.

Asset Quality Trends

Nonperforming Assets ($000s)



$11,131
$10,013
$10,207
$9,897
$8,337
2023Q2
2023Q3
2023Q4
2024Q1
2024Q2

NPAs / Assets (%)



0.40
0.36
0.36
0.36
0.30
2023Q2
2023Q3
2023Q4
2024Q1
2024Q2

Net Charge-offs / Avg. Loans (%)



(0.11)
(0.01)
0.00
0.00
0.01
2023Q2
2023Q3
2023Q4
2024Q1
2024Q2

Reserves / NPLs (%)



429.6
534.1
529.3
515.4
576.4
2023Q2
2023Q3
2023Q4
2024Q1
2024Q2

INVESTAR HOLDING CORPORATION

Deposit Portfolio – 2nd Quarter 2024

- Total deposits increased $2.4 million, or 0.1%, to $2.21 billion at June 30, 2024, compared to $2.21 billion at March 31, 2024.
- Beginning in the 4th quarter of 2022, management utilized brokered time deposits, entirely in denominations of less than $250,000, to secure fixed cost funding and reduce short-term borrowings. At June 30, 2024, the remaining weighted average duration of brokered time deposits was approximately 11 months with a weighted average rate of 5.19%.
- We utilized shorter term brokered time deposits, which were laddered to provide flexibility, to fund a portion of the purchase of commercial and industrial revolving lines of credit in the 2nd half of 2023.



Money Market 8.0%
Savings 5.8%
Brokered Time 11.3%
Time 34.0%
Noninterest-bearing Demand 19.8%
Interest-bearing Demand 21.1%

	Deposit Composition - Quarterly Lookback								
(Dollars in thousands)	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024
Noninterest-bearing Demand	$ 615,779	$ 590,610	$ 580,741	$ 508,241	$ 488,311	$ 459,519	$ 448,752	$ 435,397	$ 436,571
Interest-bearing Demand	647,277	624,025	565,598	538,515	514,501	482,706	489,604	502,818	467,184
Money Market	243,795	251,213	208,596	180,402	158,984	186,478	179,366	171,113	177,191
Savings	176,760	167,131	155,176	137,336	125,442	131,743	137,606	132,449	128,583
Brokered Time	-	-	9,990	146,270	153,365	197,747	269,102	237,850	249,354
Time	379,059	419,704	562,264	634,883	740,250	751,240	731,297	728,201	751,319
Total Deposits	$ 2,062,670	$ 2,052,683	$ 2,082,365	$ 2,145,647	$ 2,180,853	$ 2,209,433	$ 2,255,727	$ 2,207,828	$ 2,210,202
Total Deposit Interest Rate[1]	**0.17%**	**0.25%**	**0.58%**	**1.20%**	**1.78%**	**2.14%**	**2.54%**	**2.67%**	**2.72%**

INVESTAR HOLDING CORPORATION

[1] *Non-GAAP financial measure; please see appendix for additional details*

Non-Interest Expense



$2,148,916
$2,321,181
$2,513,203
$2,753,807
$2,815,155
$2,787,578
$48,168
$46,079
$57,131
$55,480
$63,062
$62,192
$60,865
$62,353
$62,630
$61,761
$61,546
$62,084
2019
2020
2021
2022
2023
YTD2024 2
Non-interest expense (GAAP)
Core Non-interest expense 1
Total Assets

[1] Non-GAAP financial measure; please see appendix for additional details
[2] Annualized based YTD 2024 actual results as of June 30, 2024

Financial Profile

(Dollars in thousands, except per share data)	As of December 31,					For the Three Months Ended			
	2019	2020	2021	2022	2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024
Balance Sheet									
Total Assets	$ 2,148,916	$ 2,321,181	$ 2,513,203	$ 2,753,807	$ 2,815,155	$ 2,789,533	$ 2,815,155	$ 2,787,706	$ 2,787,578
Total Loans	$ 1,691,975	$ 1,860,318	$ 1,872,012	$ 2,104,767	$ 2,210,619	$ 2,103,022	$ 2,210,619	$ 2,180,578	$ 2,166,759
Total Deposits	$ 1,707,706	$ 1,887,824	$ 2,120,266	$ 2,082,365	$ 2,255,727	$ 2,209,433	$ 2,255,727	$ 2,207,828	$ 2,210,202
Loans/Deposits	99.08%	98.54%	88.29%	101.08%	98.00%	95.18%	98.00%	98.77%	98.03%
Capital									
TCA / TA[1]	9.96%	9.22%	8.04%	6.37%	6.65%	6.05%	6.65%	6.73%	6.85%
Total Capital	15.02%	14.71%	12.99%	13.25%	12.99%	12.87%	12.99%	13.21%	13.16%
Tier 1 Capital	12.03%	11.36%	9.90%	10.21%	9.90%	9.79%	9.90%	10.18%	10.42%
Tier 1 Leverage Capital	10.45%	9.49%	8.12%	8.53%	8.35%	8.53%	8.35%	8.62%	8.81%
Profitability Measures									
Net Interest Margin	3.51%	3.49%	3.53%	3.67%	2.83%	2.66%	2.72%	2.59%	2.62%
Non Interest Income / Average Assets	0.31%	0.53%	0.47%	0.70%	0.24%	0.24%	0.25%	0.39%	0.40%
Non Interest Expense / Average Assets	2.44%	2.51%	2.45%	2.34%	2.27%	2.29%	2.17%	2.20%	2.24%
Efficiency Ratio	67.81%	66.72%	65.79%	56.29%	77.26%	82.56%	76.26%	76.62%	77.59%
ROAA	0.85%	0.61%	0.31%	1.37%	0.60%	0.40%	0.50%	0.68%	0.59%
ROAE	8.21%	5.77%	3.22%	15.63%	7.63%	5.01%	6.61%	8.28%	7.17%
Diluted Earnings Per Share	$ 1.66	$ 1.27	$ 0.76	$ 3.50	$ 1.69	$ 0.28	$ 0.36	$ 0.48	$ 0.41
Net Income	$ 16,839	$ 13,889	$ 8,000	$ 35,709	$ 16,678	$ 2,781	$ 3,538	$ 4,707	$ 4,057
Asset Quality									
NPAs / Assets	0.30%	0.62%	1.28%	0.44%	0.36%	0.36%	0.36%	0.36%	0.30%
NCOs / Avg Loans	0.04%	0.08%	1.18%	-0.03%	-0.11%	-0.01%	0.00%	0.00%	0.01%

[1] *Non-GAAP financial measure; please see appendix for additional details*

APPENDIX

Non-GAAP Reconciliation

(Dollars in thousands, except per share data)	As of December 31,					For the Three Months Ended			
	2019	2020	2021	2022	2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024
Tangible common equity:									
Total stockholders' equity	$ 241,976	$ 243,284	$ 242,598	$ 215,782	$ 226,768	$ 208,717	$ 226,768	$ 227,005	$ 230,196
Adjustments:									
Goodwill	(26,132)	(28,144)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)
Other intangibles	(4,903)	(4,088)	(3,948)	(3,059)	(2,232)	(2,408)	(2,232)	(2,066)	(1,908)
Tangible common equity	$ 210,941	$ 211,052	$ 198,562	$ 172,635	$ 184,448	$ 166,221	$ 184,448	$ 184,851	$ 188,200
AOCI	1,891	1,805	1,163	(48,913)	(45,147)	(60,452)	(45,147)	(48,957)	(49,061)
Tangible common equity excluding AOCI	$ 209,050	$ 209,247	$ 197,399	$ 221,548	$ 229,595	$ 226,673	$ 229,595	$ 233,808	$ 237,261
Common shares outstanding	11,228,775	10,608,869	10,343,494	9,901,847	9,748,067	9,779,688	9,748,067	9,781,946	9,828,825
Book value per common share	$ 21.55	$ 22.93	$ 23.45	$ 21.79	$ 23.26	$ 21.34	$ 23.26	$ 23.21	$ 23.42
Tangible book value per common share	$ 18.79	$ 19.89	$ 19.20	$ 17.43	$ 18.92	$ 17.00	$ 18.92	$ 18.90	$ 19.15
Tangible book value per common share excluding AOCI	$ 18.62	$ 19.72	$ 19.08	$ 22.37	$ 23.55	$ 23.18	$ 23.55	$ 23.90	$ 24.14
Tangible assets:									
Total assets	$ 2,148,916	$ 2,321,181	$ 2,513,203	$ 2,753,807	$ 2,815,155	$ 2,789,533	$ 2,815,155	$ 2,787,706	$ 2,787,578
Adjustments:									
Goodwill	(26,132)	(28,144)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)
Other intangibles	(4,903)	(4,088)	(3,948)	(3,059)	(2,232)	(2,408)	(2,232)	(2,066)	(1,908)
Tangible assets	$ 2,117,881	$ 2,288,949	$ 2,469,167	$ 2,710,660	$ 2,772,835	$ 2,747,037	$ 2,772,835	$ 2,745,552	$ 2,745,582
Total stockholders' equity to total assets ratio	11.26%	10.48%	9.65%	7.84%	8.06%	7.48%	8.06%	8.14%	8.26%
Tangible common equity to tangible assets ratio	9.96%	9.22%	8.04%	6.37%	6.65%	6.05%	6.65%	6.73%	6.85%

Non-GAAP Reconciliation (continued)

(Dollars in thousands)	For the Three Months Ended 12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024
Net Income	$ 8,898	$ 3,812	$ 6,547	$ 2,781	$ 3,538	$ 4,707	$ 4,057
Plus: Provision for Credit Losses	1,268	388	(2,840)	(34)	486	(1,419)	(415)
Plus: Income Tax Expense	1,881	874	1,509	585	782	1,380	829
Pre-Tax, Pre-Provision Net Income	**$ 12,047**	**$ 5,074**	**$ 5,216**	**$ 3,332**	**$ 4,806**	**$ 4,668**	**$ 4,471**

Non-GAAP Reconciliation (continued)

	For the Three Months Ended								
(Dollars in thousands)	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024
Interest on Deposits	$ 907	$ 1,315	$ 3,052	$ 6,221	$ 9,534	$ 11,733	$ 14,584	$ 14,845	$ 14,865
Average Interest-Bearing Deposits	1,498,354	1,456,826	1,482,268	1,557,665	1,655,506	1,707,848	1,824,318	1,805,569	1,770,985
Average Noninterest-Bearing Deposits	611,618	612,777	590,020	550,503	490,123	462,525	454,893	428,135	425,964
Average Total Deposits	2,109,972	2,069,603	2,072,288	2,108,168	2,145,629	2,170,373	2,279,211	2,233,704	2,196,949
Total Deposit Interest Rate	**0.17%**	**0.25%**	**0.58%**	**1.20%**	**1.78%**	**2.14%**	**2.54%**	**2.67%**	**2.72%**

Non-GAAP Reconciliation (continued)

	For the Three Months Ended				
(Dollars in thousands)	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024
Net interest income	$ 18,387	$ 17,469	$ 18,491	$ 17,216	$ 17,198
Provision for credit losses	(2,840)	(34)	486	(1,419)	(415)
Net interest income after provision for credit losses	**$ 21,227**	**$ 17,503**	**$ 18,005**	**$ 18,635**	**$ 17,613**
Noninterest income	2,070	1,637	1,755	2,748	2,750
Loss on call or sale of investment securities, net	-	-	322	-	383
Loss (gain) on sale or disposition of fixed assets, net	58	367	39	(427)	-
Gain on sale of other real estate owned, net	(5)	(23)	-	-	(712)
Change in the fair value of equity securities	107	(22)	(24)	(80)	-
Change in the net asset value of other investments [1]	(78)	105	(43)	(70)	27
Core noninterest income	**$ 2,152**	**$ 2,064**	**$ 2,049**	**$ 2,171**	**$ 2,448**
Core earnings before noninterest expense	23,379	19,567	20,054	20,806	20,061
Total noninterest expense	15,241	15,774	15,440	15,296	15,477
Write down of other real estate owned [2]	-	-	-	(233)	-
Gain on early extinguishment of subordinated debt	-	-	-	215	287
Severance [3]	-	(123)	-	-	-
Loan purchase expense [4]	-	(29)	(66)	-	-
Core noninterest expense	**$ 15,241**	**$ 15,622**	**$ 15,374**	**$ 15,278**	**$ 15,764**
Core earnings before income tax expense	**$ 8,138**	**$ 3,945**	**$ 4,680**	**$ 5,528**	**$ 4,297**
Core income tax expense [5]	1,522	686	847	1,255	730
Core earnings	**$ 6,616**	**$ 3,259**	**$ 3,833**	**$ 4,273**	**$ 3,567**

Non-GAAP Reconciliation (continued)

(Dollars in thousands, except per share data)	For the Three Months Ended 6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024
Core basic earnings per common share	$ 0.67	$ 0.33	$ 0.39	$ 0.44	$ 0.36
Diluted earnings per common share (GAAP)	0.67	0.28	0.36	0.48	0.41
Loss on call or sale of investment securities, net	-	-	0.03	-	0.03
Loss (gain) on sale or disposition of fixed assets, net	-	0.03	-	(0.03)	-
Gain on sale of other real estate owned, net	-	-	-	-	(0.06)
Change in the fair value of equity securities	0.01	-	-	(0.01)	-
Change in the net asset value of other investments [1]	(0.01)	0.01	-	(0.01)	-
Write down of other real estate owned [2]	-	-	-	0.02	-
Gain on early extinguishment of subordinated debt	-	-	-	(0.02)	(0.02)
Severance [3]	-	0.01	-	-	-
Loan purchase expense [4]	-	-	-	-	-
Core diluted earnings per common share	**$ 0.67**	**$ 0.33**	**$ 0.39**	**$ 0.43**	**$ 0.36**
Efficiency Ratio	74.50%	82.56%	76.26%	76.62%	77.59%
Core Efficiency Ratio	74.21%	79.98%	74.85%	78.81%	80.24%
Core return on average assets [6]	0.97%	0.47%	0.54%	0.61%	0.52%
Total average assets	$ 2,748,171	$ 2,736,358	$ 2,817,388	$ 2,802,192	$ 2,773,792

[1] Change in net asset value of other investments represents unrealized gains or losses on Investar's investments in Small Business Investment Companies and other investment funds and is included in other operating income in the accompanying consolidated statements of income.

[2] Adjustment to noninterest expense for provision for estimated losses on other real estate owned when fair value is determined to be less than carrying values, which is included in other operating expense in the accompanying consolidated statements of income.

[3] Severance in the third quarter of 2023 is directly attributable to Investar's exit from its consumer mortgage origination business, consisting of salaries and employee benefits.

[4] Adjustments to noninterest expense directly attributable to the purchase of loans, consisting of professional fees for legal and consulting services.

[5] Core income tax expense is calculated using the effective tax rates of 17.0%, 22.7%, 18.1%, 17.4%, and 18.7% for the quarters ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, and June 30, 2023, respectively.

[6] Core earnings used in calculation. No adjustments were made to average assets.

Non-GAAP Reconciliation (continued)

(Dollars in thousands)	2019	2020	2021	2022	2023	YTD 2024	YTD 2024 Annualized
Total noninterest expense	$ 48,168	$ 57,131	$ 63,062	$ 60,865	$ 62,630	$ 30,773	$ 61,546
Severance	-	(289)	(181)	(632)	(123)	-	
Loan purchase expense	-	-	-	-	(95)	-	
Acquisition expense	(2,089)	(1,062)	(2,448)	-	-	-	
Employee retention credit, net of consulting fees	-	-	1,759	2,342	-	-	
(Loss) gain on early extinguishment of subordinated debt	-	-	-	(222)	-	502	
Divestiture expense	-	-	-	-	(651)	-	
PPP incentive	-	(200)	-	-	-	-	
Community grant	-	(100)	-	-	-	-	
Write down of other real estate owned	-	-	-	-	-	(233)	
Non-routine legal expense	-	-	-	-	-	-	
Core noninterest expense	**$ 46,079**	**$ 55,480**	**$ 62,192**	**$ 62,353**	**$ 61,761**	**$ 31,042**	**$ 62,084**

INVESTAR HOLDING CORPORATION

Non-GAAP Reconciliation (continued)

(Dollars in thousands)	For the three months ended June 30, 2024 Average Balance	June 30, 2024 Interest Income/ Expense	June 30, 2024 Yield/ Rate	March 31, 2024 Average Balance	March 31, 2024 Interest Income/ Expense	March 31, 2024 Yield/ Rate
Interest-earning assets:						
Loans	$ 2,168,762	$ 32,161	5.96%	$ 2,195,496	$ 32,135	5.89%
Adjustments:						
Interest recoveries		44			21	
Accretion		18			19	
Adjusted loans	2,168,762	32,099	5.95	2,195,496	32,095	5.88
Securities:						
Taxable	403,391	2,766	2.76	410,761	2,817	2.76
Tax-exempt	23,558	214	3.66	26,963	238	3.55
Interest-bearing balances with banks	47,521	649	5.50	36,333	532	5.89
Adjusted interest-earning assets	2,643,232	35,728	5.44	2,669,553	35,682	5.38
Total interest-bearing liabilities	2,090,296	18,592	3.58	2,118,746	18,506	3.51
Net interest income/net interest margin		$ 17,198	2.62%		$ 17,216	2.59%
Adjusted net interest income/adjusted net interest margin		$ 17,136	2.61%		$ 17,176	2.59%